Exhibit 99.3

Unaudited Interim Condensed Combined Financial Statements of

NII FPG Company

As of and for the
Six Months Ended March 31, 2017

NII FPG Company	As of March 31, 2017

Interim Condensed Combined Balance Sheet
(Unaudited)

(In thousands)	March 31, 2017	September 30, 2016

Assets
Current Assets:
Cash and cash equivalents	$13,379	$12,859
Accounts receivable, less allowances of $7 and $8	6,819	5,309
Related party accounts receivable (Note 10)	16,791	12,154
Inventories, net (Note 3)	21,574	21,344
Other current assets	1,322	1,526
Total Current Assets	59,885	53,192
Property, Plant, and Equipment, at Cost, Net	8,657	9,085
Goodwill (Note 6)	23,351	24,214
Other Assets (Note 5)	380	162
Total Assets	$92,273	$86,653

Liabilities and Parent Company Investment
Current Liabilities:
Short-term obligations (Note 8)	$6,716	$3,757
Accounts payable	3,090	2,768
Related party accounts payable (Note 10)	859	1,393
Accrued payroll and employee benefits	2,089	1,466
Customer deposits	4,637	3,954
Other current liabilities (Note 7)	1,959	3,141
Total Current Liabilities	19,350	16,479
Other Long-Term Liabilities	482	559
Long-Term Obligations (Note 8)	35	37
Commitments and Contingencies (Note 9)

Total Parent Company Investment (Note 12)	72,406	69,578
Total Liabilities and Parent Company Investment	$92,273	$86,653

The accompanying notes are an integral part of these interim condensed combined financial statements.

NII FPG Company	Period Ended March 31, 2017

Interim Condensed Combined Statement of Income
(Unaudited)

	Six Months Ended
(In thousands)	March 31, 2017	March 31, 2016

Revenues	$39,743	$37,141
Costs and Operating Expenses:
Cost of revenues	22,379	20,354
Selling, general, and administrative expenses	7,868	9,132
Research and development expenses	1,501	1,130
Other income (Note 11)	(852)	—
	30,896	30,616
Operating Income	8,847	6,525
Interest Income	5	84
Interest Expense	(56)	(109)
Income Before Provision for Income Taxes	8,796	6,500
Provision for Income Taxes	1,891	1,548
Net Income	$6,905	$4,952

The accompanying notes are an integral part of these interim condensed combined financial statements.

NII FPG Company	Period Ended March 31, 2017

Interim Condensed Combined Statement of Comprehensive Income
(Unaudited)

	Six Months Ended
(In thousands)	March 31, 2017	March 31, 2016

Comprehensive Income
Net Income	$6,905	$4,952
Pension adjustments (net of tax provision of $1 in the six months ended March 31, 2017)	5	—
Foreign currency translation adjustment	(1,920)	875
Comprehensive Income	$4,990	$5,827

The accompanying notes are an integral part of these interim condensed combined financial statements.

NII FPG Company	Period Ended March 31, 2017

Interim Condensed Combined Statement of Cash Flows
(Unaudited)

	Six Months Ended
(In thousands)	March 31, 2017	March 31, 2016

Operating Activities
Net income	$6,905	$4,952
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	666	655
Gain on sale of property, plant, and equipment	(852)	(113)
Other items, net	2	4
Changes in current assets and liabilities:
Accounts receivable	(1,511)	(267)
Related party accounts receivable	(4,637)	(3,700)
Inventories	(234)	(747)
Other current assets	203	957
Accounts payable	320	1,190
Related party accounts payable	(532)	(672)
Other current liabilities	(149)	(1,041)
Net cash provided by operating activities	181	1,218
Investing Activities
Purchases of property, plant, and equipment	(529)	(878)
Proceeds from sale of property, plant, and equipment	905	—
Net cash provided by (used in) investing activities	376	(878)
Financing Activities
Proceeds from issuance of short- and long-term obligations	3,305	—
Dividend paid to related party	(2,160)	—
Repayments of short- and long-term obligations	(345)	(923)
Net cash provided by (used in) financing activities	800	(923)
Exchange Rate Effect on Cash and Cash Equivalents	(837)	3
Increase (Decrease) in Cash and Cash Equivalents	520	(580)
Cash and Cash Equivalents at Beginning of Period	12,859	9,764
Cash and Cash Equivalents at End of Period	$13,379	$9,184

Supplemental Cash Flow Information
Cash Paid for Interest	$56	$109
Cash Paid for Income Taxes, Net of Refunds	$857	$1,054

The accompanying notes are an integral part of these interim condensed combined financial statements.

NII FPG Company	Period Ended March 31, 2017
Notes to Interim Condensed Combined Financial Statements
(Unaudited)

1.    Description of Business and Basis of Presentation

Description of Business

NII FPG Company (“NII FPG”) is comprised of the forest products business of Northern Industrial, Inc. and is a global manufacturer of industrial machines and related parts used in the forest industry. NII FPG designs, manufactures and sells log debarking equipment, which is used by timber processing plants to remove the bark from harvested trees before they are processed into lumber. NII FPG also designs, manufactures and sells timber harvesting equipment, including log yarders, feller bunchers and log loaders used by loggers to harvest, gather and move timber from the forest. In addition, NII FPG also sells replacement parts and provides field support services to their customers.

The accompanying combined financial statements are comprised of the consolidated statements of NII FPG and its wholly-owned subsidiaries combined with SWN IP LLC which holds certain intellectual property (collectively, the “Company”). All the entities included in the accompanying combined financial statements are directly or indirectly owned by Northern Industrial, Inc. (“NII”), the ultimate parent company, and were subsequently acquired by Kadant Inc. (“Kadant”) on July 5, 2017.

Basis of Presentation

These combined financial statements (“financial statements”) have been derived from the books and records of the various entities owned by NII. These financial statements reflect the historical results of operations, financial position and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
The financial statements are presented as if the Company had been carved out of NII on a standalone basis for all the periods presented and represent the combined carve-out of the assets, liabilities, revenues, expenses and cash flows of the businesses that are being acquired by Kadant. See Note 12, Subsequent Event, for further details.

The assets and liabilities in the financial statements have been presented on a historical cost basis, and immediately prior to the acquisition by Kadant, all the assets and liabilities presented are under common control of NII. All significant intercompany transactions within the Company have been eliminated.

The businesses generally maintain their own independent management and infrastructure. However, certain resources for oversight of operations and associated overhead are incurred at NII. These financial statements include expense allocations for certain support functions that are provided on a centralized basis by NII at its corporate office in Seattle, Washington, including, but not limited to oversight, finance, human resources and information technology.

Management believes the assumptions underlying the financial statements, including the assumptions regarding allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by the Company during the period presented. However, due to the inherent limitations of carving out the assets, liabilities, operations and cash flows from larger entities, these financial statements may not necessarily reflect the Company’s financial position, results of operations and cash flow for future periods, nor do they reflect the financial position, results of operations and cash flow that would have been realized had the Company been a stand-alone entity during the periods presented. Actual costs that would have been incurred if the Company had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions in various areas, including information technology and infrastructure.

Interim Financial Statements

These interim condensed combined financial statements (“financial statements”) and related notes have been prepared by the Company, are unaudited, and in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of the Company's financial position at March 31, 2017 and its results of operations, comprehensive income, and cash flows for the six-month periods ended March 31, 2017 and March 31, 2016. Interim results are not necessarily indicative of results for a full year or for any other interim period.

NII FPG Company	Period Ended March 31, 2017
Notes to Interim Condensed Combined Financial Statements
(Unaudited)

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, and the reported amounts of revenues and expenses during the reporting period.

Although the Company makes every effort to ensure the accuracy of the estimates and assumptions used in the preparation of these financial statements or in the application of accounting policies, if business conditions were different, or if the Company were to use different estimates and assumptions, it is possible that materially different amounts could be reported in the Company’s financial statements.

Critical Accounting Policies

Critical accounting policies are defined as those that entail significant judgments and estimates, and could potentially result in materially different results under different assumptions and conditions. Significant items subject to such estimates and assumptions include the determination of useful lives for property, plant and equipment and intangible assets, valuation allowances for receivables and inventories, provision for potential warranty claims and determination of income taxes. A discussion of these accounting policies is included in the Company's Annual Financial Statements for the year ended September 30, 2016.

Recent Accounting Pronouncements

Revenue from Contracts with Customers (Topic 606)

In May 2014, the FASB issued ASU No. 2014-09, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The new guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. In March 2016, the FASB issued ASU No. 2016-08, which further clarifies the guidance on the principle versus agent considerations within ASU No. 2014-09. In April 2016, the FASB issued ASU No. 2016-10 to expand the guidance on identifying performance obligations and licensing within ASU 2014-09. In May 2016, the FASB issued ASU No. 2016-11, which rescinds certain previously-issued, guidance, including, among other items, guidance relating to accounting for shipping and handling fees and freight services effective upon adoption of ASU No. 2014-09. Also in May 2016, the FASB issued ASU No. 2016-12, which narrowly amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition. In December 2016, the FASB issued ASU No. 2016-20, which clarifies narrow aspects of Topic 606 and corrects unintended application of the guidance. These new ASUs are effective for the Company beginning in fiscal 2018. Early adoption is permitted in fiscal 2017. The Company is assessing the potential effects of these ASUs on its combined financial statements, business processes, systems and controls.

Inventory (Topic 330), Simplifying the Measurement of Inventory

In July 2015, the FASB issued ASU No. 2015-11, which required that an entity measure inventory within the scope of this ASU at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Substantial and unusual losses that result from subsequent measurement of inventory should be disclosed in the financial statements. The Company adopted this ASU at the beginning of fiscal 2017. Adoption of this ASU did not have a material effect on the Company's combined financial statements.

NII FPG Company	Period Ended March, 31, 2017
Notes to Interim Condensed Combined Financial Statements
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)

Leases (Topic 842)

In February 2016, the FASB issued ASU No. 2016-02, which requires a lease to recognize a right-of-use asset and a lease liability for operating leases, initially measured at the present value of the future lease payments in its balance sheet. This ASU also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated to the lease term, generally on a straight-line basis. This new guidance is effective for the Company in fiscal 2019. Early adoption is permitted. As part of the implementation of this new standard, the Company is in the process of reviewing current accounting policies and assessing the practical expedients allowed under this new guidance. The Company is assessing the potential effects of this ASU on its combined financial statements, business processes, systems and controls.

Intangibles-Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment

In January 2017, the FASB issued ASU No. 2017-04, which eliminates Step 2 in goodwill impairment testing, which requires that goodwill impairment losses be measured as the difference between the implied value of a reporting unit’s goodwill and its carrying amount. This ASU will reduce the cost and complexity of impairment testing by requiring goodwill impairment losses to be measured as the excess of the reporting unit’s carrying amount, including goodwill and related tax effects, over its fair values. This new guidance is effective on a prospective basis for the Company in fiscal 2020. Early adoption is permitted. The Company does not believe the adoption of this ASU will have a material effect on its combined financial statements.

3.     Inventories

The composition of inventories is as follows:

(In thousands)	March 31, 2017	September 30, 2016
Raw Materials and Parts	$10,715	$9,379
Work-in-Progress	2,710	2,742
Finished Goods	8,149	9,223
	$21,574	$21,344

4.    Property, Plant, and Equipment

The composition of property, plant, and equipment is as follows:

(In thousands)	March 31, 2017	September 30, 2016

Land	$378	$392
Buildings	9,721	9,963
Machinery, equipment and leasehold improvements	19,784	20,108
	29,883	30,463
Less: Accumulated Depreciation and Amortization	(21,226)	(21,378)
	$8,657	$9,085

NII FPG Company	Period Ended March 31, 2017
Notes to Interim Condensed Combined Financial Statements
(Unaudited)

5.    Intangible Assets

Gross intangible asset cost and accumulated amortization related to intellectual property included in other assets in the accompanying condensed combined balance sheet totaled $180,000 and $74,000, respectively, as of March 31, 2017 and $180,000 and $68,000 respectively, as of September 30, 2016.

6.    Goodwill

The Company has reporting units in Canada and Finland to which goodwill is allocated.

The total carrying value of goodwill of the Finnish reporting unit as of March 31, 2017 and September 30, 2016 is $19,217,000 and $20,080,000, respectively. The impact of foreign exchange on the goodwill balance was $863,000 and $10,000 during the periods ended March 31, 2017 and September 30, 2016, respectively, which is recorded in currency translation adjustment.

The total carrying value of goodwill of the Canadian reporting unit is $4,134,000 as of both March 31, 2017 and September 30, 2016.

There were no indicators of goodwill impairment since the date of the Company’s last impairment test, which was performed on September 30, 2016, for either reporting unit.

7.    Warranty Obligations

The changes in the carrying amount of accrued warranty costs included in other current liabilities in the accompanying condensed combined balance sheet are as follows:

(In thousands)	March 31, 2017	September 30, 2016
Balance at Beginning of Period	$662	$700
Provision charged to income	73	308
Usage	—	(360)
Currency translation	(12)	14
Balance at End of Period	$723	$662

8.    Short- and Long-Term Obligations

(In thousands)	March 31, 2017	September 30, 2016
Revolving Facility, due 2017	$6,709	$3,405
Borrowings Under Overdraft	—	338
Bank Loan, due 2017 to 2019	42	51
Total Short- and Long-Term Obligations	6,751	3,794
Less: Short-Term Obligations	(6,716)	(3,757)
Long-Term Obligations	$35	$37

The Company has a revolving credit facility (“Revolving Facility”) with a commercial bank that permits the Company to borrow up to 12,000,000 Canadian dollars. The Revolving Facility is due July 1, 2017 and is secured by a general security agreement on the Company's assets, and an unconditional guarantee and indemnity by the Company's parent. Drawings under the Revolving Facility bear interest at the Canadian Prime rate / U.S. base rate less a margin or, at the Company’s option, at rates for Canadian Bankers Acceptances / U.S. LIBOR plus a margin. In addition, the Revolving Facility provides for standby letters of credit up to a maximum of 2,000,000 Canadian dollars. Amounts drawn under letters of credit reduce the availability under the Revolving Facility and bear interest under the same terms as advances under the Revolving Facility. There were no letters of credit drawn as of March 31, 2017 and September 30, 2016.

NII FPG Company	Period Ended March 31, 2017
Notes to Interim Condensed Combined Financial Statements
(Unaudited)

8.    Short- and Long-Term Obligations (continued)

As of March 31, 2017, the debt advanced under this facility was comprised of $3,709,000, which is denominated in Canadian dollars, bearing interest at the Canadian prime rate minus 0.65%, and $3,000,000 denominated in U.S. dollars, bearing interest at the U.S. base rate minus 2.35%.

The Company has externally imposed capital requirements arising from its loan agreement. These capital requirements include a "debt service coverage" ratio and a "debt to worth" ratio. For the period ended March 31, 2017 and year ended September 30, 2016, the Company was in compliance with these loan covenants.

9.    Other Commitments and Contingencies

The Company issues letters of credit through a financial institution to provide guarantees to certain international customers. Outstanding letters of credit amount to $1,130,000 and $1,411,000 as of March 31, 2017 and September 30, 2016, respectively.

10.    Related Party Transactions

As of March 31, 2017 and September 30, 2016, the Company had the following balances with related companies:

(In thousands)	March 31, 2017	September 30, 2016
Northern Industrial, Inc.
Receivable	$16,791	$12,154
Payable	(556)	(1,321)
Net receivable related to operating cash flows and dividends	$16,235	$10,833

Cascade National Resources, Inc.	$(303)	$(72)
Net payable related to operating cash flows	$(303)	$(72)

The companies are related due to common ownership interests.

Related party transactions are made in the normal course of operations and are measured at the contractual amount, which is the amount of consideration established and agreed to by the related parties.

11.    Other Income

In the six months ended March 31, 2017, other income consisted of a pre-tax gain of $852,000 from the sale of a building in Finland for cash proceeds of $905,000.

12.    Subsequent Event

A subsequent events review was performed through September 19, 2017, which was the date that the financial statements were available to be issued.

The Company was acquired by Kadant Inc. for an aggregate purchase price of approximately $173,000,000, net of cash acquired, on July 5, 2017.